UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 17, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7548 West Sahara Avenue #102 Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 403-1246

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2011, the Board of Directors (the “Board”) of KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), appointed each of Charles Kim and Christian Zapf as members of the Board. Each of Messrs. Kim and Zapf are employees of California Capital Equity, LLC (“Cal Equity”), the holder of 16,315,068 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”). Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, so long as at least 10,000,000 shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock are entitled to elect a majority of the Company’s authorized number of directors. As the Company is presently authorized to have three directors, Cal Equity, as the sole holder of the Company’s Series A Preferred Stock, is entitled to elect two directors. Messrs. Kim and Zapf are Cal Equity’s designees pursuant to this right.

Cal Equity is the holder of all of the Company’s issued and outstanding shares of Series A Preferred Stock, and a secured promissory note in the principal amount of $2,600,000, due June 14, 2012. Cal Equity originally acquired its 16,315,068 shares of Series A Preferred Stock on March 11, 2011, in connection with the conversion of a $15,000,000 secured convertible promissory note issued by the Company to California Capital Limited Partnership (“Cal Cap”) on February 1, 2010. In addition to these shares of Series A Preferred Stock, upon the conversion of this $15,000,000 secured convertible promissory note, on March 11, 2011, the Company issued Cal Cap a five-year warrant to purchase 4,300,000 shares of Series A Preferred Stock at an exercise price of $0.25 per share, a five-year warrant to purchase 4,000,000 shares of Series A Preferred Stock at an exercise price of $0.40 per share and a five-year warrant to purchase 2,000,000 shares of Series A Preferred Stock at an exercise price of $0.60 per share. On March 30, 2011, Cal Cap transferred all of its warrants and shares of Series A Preferred Stock to Cal Equity. Each of Cal Equity and Cal Cap are controlled by Dr. Patrick Soon-Shiong.

On August 17, 2011, the Company also entered into Indemnity Agreements with each of Messrs. Kim and Zapf. Pursuant to the Indemnity Agreements, the Company agreed to fully indemnify each director in connection with any proceedings or actions, subject to certain limitations, resulting from his service as a director. The foregoing description of the Indemnity Agreements is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Indemnity Agreement between KeyOn Communications Holdings, Inc. and each of the directors and executive officers thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: August 23, 2011	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnity Agreement between KeyOn Communications Holdings, Inc. and each of the directors and executive officers thereof.